================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                   May 7, 2008
                Date of Report (Date of earliest event reported)

                                HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                                                13-4921002
        Delaware                       1-1204                  (IRS Employer
(State of Incorporation)      (Commission File Number)      Identification No.)

                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)

                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 5, 2008, Hess Corporation's (the "Company") Compensation and Management Development Committee (the "Committee") approved and the Board of Directors adopted the Company's 2008 Long-Term Incentive Plan (the "2008 Incentive Plan"), subject to the requisite stockholders approval. At the annual meeting held on May 7, 2008, stockholders approved the 2008 Incentive Plan.

     In connection with the approval of the 2008 Incentive Plan, the Board has determined that no additional grants or awards will be made under the Second Amended and Restated 1995 Long-Term Incentive Plan (the "Prior Incentive Plan") in the future, but the awards outstanding under the Prior Incentive Plan will remain in effect in accordance with their terms. Under the 2008 Incentive Plan, a maximum of 13,000,000 shares of the Company's common stock will be available for delivery, plus up to 16,985,500 shares of common stock subject to outstanding options or other awards under the Prior Incentive Plan that are forfeited or are otherwise settled or terminated without a distribution of shares on or after March 5, 2008, subject to adjustment for certain changes in the Company's capital structure. The 2008 Incentive Plan will continue in effect until all shares of common stock available under the 2008 Incentive Plan are delivered and all restrictions on those shares have lapsed, unless the 2008 Incentive Plan is terminated earlier by the Board. However, no awards may be granted under the 2008 Incentive Plan on or after May 7, 2018.

     The purpose of the 2008 Incentive Plan is to promote the identity of interests between stockholders and non-employee directors of the Company and officers, other employees and consultants of the Company and its subsidiaries by encouraging and creating significant levels of ownership of common stock by those non-employee directors, officers, other employees and consultants. The 2008 Incentive Plan will be administered by the Committee, or such other committee as the Board may designate. Awards may be granted only to individuals who are officers, other employees or consultants of the Company or its subsidiaries, as well as to non-employee directors of the Company. The 2008 Incentive Plan provides for the grant of incentive stock options or stock options not intended to qualify as incentive stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, and dividend equivalents.

     The foregoing summary description of the 2008 Incentive Plan is qualified in its entirety by reference to the actual terms of the 2008 Incentive Plan. For additional information regarding the 2008 Incentive Plan, refer to "Proposal to Approve the Adoption of the 2008 Long-Term Incentive Plan" on pages 40-51 of the Company's 2008 Proxy Statement, as filed with the Securities and Exchange Commission on March 27, 2008, and the full text of the 2008 Incentive Plan attached as Annex B thereto, which are incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008

                                                 HESS CORPORATION


                                                 By: /s/ J. Barclay Collins II
                                                     ---------------------------
                                                 Name:  J. Barclay Collins II
                                                 Title: Executive Vice President
                                                         and General Counsel